Exhibit 10.1

POST-CLOSING AGREEMENT

THIS POST-CLOSING AGREEMENT (this “Agreement”) is made effective as of the 8th day of November, 2023 (the “Effective Date”), by and among Kathryn Boyd (the “Lender’s Representative”), Clyde J. Severance and Robert H. Severance, Jr. (collectively with the Lender’s Representative, the “Lender”) with an address at 10 North Jebb Road, Merrimack, NH 03054, and TLSS-STI, Inc., a Delaware corporation (“Buyer”), Severance Trucking Co., Inc., a Massachusetts corporation, Severance Warehousing, Inc., a Massachusetts corporation and McGrath Trailer Leasing, Inc., a Maine corporation (collectively, the “Companies” and together with Buyer, the “Makers”), with an address at 5500 Military Trail, Suite 22-357, Jupiter, FL 33458. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in “SPA” (as hereinafter defined).

WHEREAS, on January 4, 2023, TLSS Acquisition, Inc., a Delaware corporation, and Severance Trucking Co., Inc., a Massachusetts corporation, Severance Warehousing, Inc., a Massachusetts corporation and McGrath Trailer Leasing, Inc., a Maine corporation, as owned by the Lender (collectively, the “Targets”), the Lender, the Lender’s Representative, and other parties thereto entered into a Stock Purchase and Sale Agreement (the “Original SPA”), which was later assigned and amended by that First Amendment to Stock Purchase and Sale Agreement effective February 1, 2023 by and among Buyer, the Targets, the Lender, and other parties thereto (the “First Amendment to the SPA”, and collectively with the Original SPA, the “SPA”);

WHEREAS, the transactions contemplated under the SPA closed effective February 1, 2023;

WHEREAS, in connection with the closing of the transactions under the SPA (the “Closing”), the Lender provided financing to the Makers, as evidenced by a certain Secured Promissory Note dated February 1, 2023, in the principal amount of $1,572,938.86 (the “Note”);

WHEREAS, pursuant to the Note, the first payment of the principal and interest was due on August 1, 2023 (the “First Payment Date”), however, Makers failed to make such first payment as of the First Payment Date;

WHEREAS, Makers paid Lender a late fee of $30,921.54 and certain costs incurred by Lender resulting from Makers’ non-payment in the amount of $19,078.46 on August 15, 2023, and Makers made partial interest payments of (i) $50,000.00 on September 1, 2023 and October 2, 2023, respectively, and (ii) $41,035.98 on November 1, 2023;

WHEREAS, Makers have requested that the Note be amended to modify and extend the repayment terms thereunder, and the Lender has agreed to such modifications pursuant to the terms and conditions set forth herein;

WHEREAS, Buyer made certain covenants in the SPA regarding actions it would take after the Closing that Buyer has failed to complete as required under the SPA including but not limited to under Sections 25(a) and 25(d) of the First Amendment to the SPA;

WHEREAS, Lender permitted Buyer to make the payments required under Section 25(d) of the First Amendment to the SPA in the amount of $25,776.22, representing excess cash and accruals (the “Reconciliation Amount”);

WHEREAS, Lender has agreed that Buyer shall have until November 15, 2023 to terminate close, and make all payments due and outstanding under the credit cards (including, without limitation, the payment of the aggregate outstanding balance of $8,785.91 due on November 15, 2023 for the Amex credit cards), gas cards, bonds, and bank accounts used by the Makers that are associated with or guaranteed by Lender as required by Section 25(a) of the First Amendment to the SPA;

WHEREAS, Lender has requested that the Lender’s Representative be removed as the fiduciary and from any other capacity with respect to the retirement plans of the Companies and Makers have agreed to effectuate the same pursuant to the terms and conditions set forth herein;

WHEREAS, Lender has requested the survival periods set forth under Section 7.1 of the SPA be amended such that the representations and warranties made by Lender under the SPA shall not survive longer than August 1, 2023 and the Lender and the Makers have agreed to modify the survival period of the representations and warranties under the SPA pursuant to the terms and conditions set forth herein;

WHEREAS, the Lender has requested that CSC invoice # 81113825030 in the amount of $208.42, with respect to CSC’s services as registered agent for Severance Trucking Co., Inc., a Massachusetts corporation, in the state of Maine, for the period ending December 31, 2023, be paid by the Makers and the Makers have paid such invoice pursuant to the terms and conditions set forth herein; and

WHEREAS, the Lender requested, and Buyer agrees, to not directly or indirectly take any action that would have the purpose or effect of avoiding or preventing Makers from satisfying their obligations to the Lender, including under the Note as it may be amended from time to time.

NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Makers and Lender, intending to be legally bound, do hereby covenant and agree as follows:

1. The parties hereto hereby agree that the Note shall be amended pursuant to the First Amendment to Secured Promissory Note, the form of which is attached hereto as Exhibit A (the “First Amendment to Note”). The First Amendment to Note shall provide for the following payments:

Payment Date	Late Fee and Collection Costs (assuming no future late payments)	Outstanding Interest (2/1/23 – 1/31/24)	Regular Interest (2/1/24 – 2/1/25)	Principal	Working Capital Deficit	Total Payment
12/1/2023	$0.00	$47,716.68	$0.00	$5,283.32	$0.00	$53,000.00
1/1/2024	$0.00	$0.00	$0.00	$53,000.00	$0.00	$53,000.00
2/1/2024	$0.00	$0.00	$497.97	$504,885.18	$0.00	$505,383.15
8/1/2024	$0.00	$0.00	$60,088.25	$504,885.18	$0.00	$564,973.43
2/1/2025	$0.00	$0.00	$30,708.08	$504,885.18	$-171,887.00	$363,706.26

Notwithstanding the foregoing, if any of the payments due under the Note, as amended by the First Amendment to Note, are not received by the Lender within five (5) days after its due date, Makers shall pay to Lender, on demand, a late charge of five (5%) percent of such delinquent payment in accordance with the Note, which late charge shall be in addition to any other remedies permitted under the Note.

2. Lender acknowledges that Makers paid to Lender (a) the Reconciliation Amount on August 1, 2023; (b) a late fee of $30,921.54 and certain costs incurred by Lender resulting from Makers’ non-payment in the amount of $19,078.46 on August 15, 2023; and (c) partial interest payments of (i) $50,000.00 on September 1, 2023 and October 2, 2023, respectively, and (ii) $41,035.98 on November 1, 2023. Lender further acknowledges that Makers has paid CSC invoice # 81113825030 in the amount of $208.42, with respect to CSC’s services as registered agent for Severance Trucking Co., Inc., a Massachusetts corporation, in the state of Maine, for the period ending December 31, 2023.

3. Makers hereby acknowledge that Lender has terminated all credit cards and gas cards associated with all parties comprising the Lender and used by the Makers. Makers hereby agree to cause all parties comprising the Lender to be removed from any and all bonds and bank accounts associated with and/or used by the Makers by terminating such bonds and bank accounts on or before November 15, 2023, provided, however, Lender hereby agrees to cooperate with the Makers to execute any documentation reasonably required by the applicable financial institutions to effectuate such removal. In the event the applicable financial institutions do not provide the required documentation in advance of November 15, 2023, or in the event the financial institutions do not process such removal prior to November 15, 2023, despite the good faith efforts of the Makers to cause the applicable documentation to be provided to the Lender’s Representative, such November 15, 2023 deadline shall be extended for a reasonable period of time to effectuate such removal. Makers hereby further agree that Makers shall cause all outstanding amounts due under such credit cards (including, without limitation, the outstanding aggregate balance of $8,785.91 due on November 15, 2023 for the Amex credit cards), gas cards, bonds and bank accounts to be indefeasibly paid in full on or before November 15, 2023. Makers shall provide all evidence requested by Lender’s Representative evidencing (a) Lender’s removal from all credit cards, gas cards, bonds and bank accounts (the “Financial Accounts”) used by the Makers and (b) a statement from the financial institutions of the Financial Accounts with respect to the payment of any and all outstanding amounts due under such Financial Accounts.

4. Lender hereby acknowledges that Makers caused Lender’s Representative to be removed as the Plan Administrator/Trustee for the Severance Trucking Co. Inc. 401(k) Profit Sharing Plan & Trust company plan, effective as of August 24, 2023. Makers hereby agree to cause all parties comprising the Lender to be removed from any other capacity with respect to the retirement plans of the Companies, including any bonds (the “Plan”) on or before November 15, 2023, provided, however, Lender’s Representative hereby agrees to cooperate with the Makers to execute any documentation reasonably required by the applicable financial institution to effectuate such removal. In the event the applicable financial institution does not provide the required documentation in advance of November 15, 2023, or in the event the financial institution does not process such removal prior to November 15, 2023, despite the good faith efforts of the Makers to cause the applicable documentation to be provided to the Lender’s Representative, such November 15, 2023 deadline shall be extended for a reasonable period of time to effectuate such removal. Makers further agree to provide evidence that during the period between Closing and the time that the Lender is removed from the Plan, (a) that the Plan is in compliance with all laws and contractual requirements, and (b) that all applicable contributions and earnings have been deposited into the required Plan accounts.

5. Makers shall not directly or indirectly take any action that would have the purpose or effect of avoiding or preventing Makers from satisfying their obligations to the Lender, including under the Note as it may be amended from time to time.

6. Makers and Lender hereby agree that the SPA shall be amended and modified as follows:

(a) Section 7.1 of the SPA, entitled Survival of Representations and Warranties, shall be deleted in its entirety and replaced as follows:

“The representations and warranties contained in Article II and in any certificate delivered pursuant to this Agreement shall survive the Closing for a period of twelve (12) months after the Closing Date. The representations and warranties contained in Article III hereof and in any certificate delivered pursuant to this Agreement shall survive the Closing for a period of six (6) months after the Closing Date. All covenants and other agreements in this Agreement shall survive the Closing in accordance with their express terms, and if there are no such survival terms, the covenants and agreement shall expire on the Closing Date.

(b) Section 7.2 of the SPA, entitled Indemnification by Shareholders, shall be amended by deleting “twelve (12) months” and replacing the same with “six (6) months”, which six (6) month period ended on August 1, 2023.

(c) The term “Force Majeure Event” under Article X of the SPA shall be deleted in its entirety and replaced as follows:

“Force Majeure Event” means an act or event that is beyond the reasonable control, and not the result of the fault or negligence, of the affected Party and such Party had been unable to overcome such act or event with the exercise of due diligence. Subject to the foregoing conditions, “Force Majeure Event” shall include, but shall not be limited to, the following acts or events: (a) natural phenomena such as storms, hurricanes, floods, lightening, and earthquakes; (b) explosions or fires arising from lightning or other causes unrelated to the acts or omissions of the Party seeking to be excused from performance; (c) acts of war or public disorders, civil disturbances, riots, insurrection, sabotage, epidemics, pandemics, terrorist acts, or rebellion; (d) strikes or labor disputes, and (e) the impossibility for one of the Parties, despite reasonable efforts, to obtain any approval necessary to enable the affected Party to fulfill its obligations, provided that the Party suffering a Force Majeure Event shall give notice within three (3) days of the Force Majeure Event to the other Parties, stating the period of time the occurrence is expected to continue and shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized. Notwithstanding anything herein to the contrary, in no event shall a Force Majeure Event excuse Buyer’s and the Companies’ payment obligations under the Note and the Security Agreement, as they may be amended or modified from time to time.

7. Makers shall enter into that certain Indemnification Agreement attached hereto as Exhibit B.

8. Lender and Makers hereby acknowledge and agree that the Target Working Capital was $802,756.00 and the Closing Working Capital was $630,869.00 resulting in a deficit of $171,887.00 (the “Working Capital Deficit”). Lender and Makers further agree that the Working Capital Deficit is due and owing to Buyer from Lender and such amount shall be reduced from the payments made by Maker under and pursuant to the First Amendment to the Note.

9. (a) This Agreement shall be governed by, enforced and construed under the laws of the Commonwealth of Massachusetts. Venue for all actions, litigation and/or other proceedings arising out of this Agreement shall be exclusively in the state or federal courts located in the Commonwealth of Massachusetts. If any action, litigation or other proceeding arising out of this Agreement is commenced by any party against any other party, then the prevailing party in such action, litigation or proceeding shall recover all fees, costs and expenses incurred thereby therein (including, without limitation, reasonable attorneys’ fees through and including all appellate levels and proceedings) from the non-prevailing party.

(b) Except as expressly modified by this Agreement, the SPA shall remain in full force and effect. In the event of any inconsistency between the terms of this Agreement and the SPA, the terms of this Agreement shall supersede and control only to the extent of such inconsistency. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and all prior or contemporaneous agreements, understandings, terms, conditions, representations, warranties, covenant, agreements and statements, whether oral or written, are merged herein. This Agreement may be amended or modified only by a written instrument executed by the party against whom enforcement is sought. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective heirs, personal representatives, successors and/or assigns.

(c) The waiver of a party of any default, term, condition, covenant, agreement or other provision of this Agreement must be in writing signed by the party waiving such default, term, condition, covenant, agreement or other provision. If any provision of this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, then such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained herein. The parties have participated fully in the negotiation of this Agreement, and accordingly, this Agreement shall not be more strictly construed against any one of the parties.

(d) Time is of the essence with regard to every term, condition, covenant, agreement and other provision of this Agreement.

(e) This Agreement may be executed in multiple counterparts, each of which individually shall be deemed an original, but when taken together shall be deemed to be one and the same Agreement.

(f) The recitals in this Agreement are incorporated in and made a part of this Agreement as if fully set forth in the body of the Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first set forth above.

LENDER:

Kathryn Boyd

Clyde J. Severance

Robert H. Severance, Jr.

MAKERS:

TLSS-STI, Inc., a Delaware corporation

By:
Sebastian Giordano, CEO

Severance Trucking Co., Inc., a Massachusetts
corporation

By:
Sebastian Giordano, CEO

Severance Warehousing, Inc., a Massachusetts corporation

By:
Sebastian Giordano, CEO

McGrath Trailer Leasing, Inc., a Maine corporation

By:
Sebastian Giordano, CEO

Exhibit A

First Amendment to Secured Promissory Note

See attached

Exhibit B

Indemnification Agreement

See attached